                                                                    EXHIBIT 10.8

                      AMENDED AND RESTATED LEASE AGREEMENT

      THIS AMENDED AND RESTATED LEASE (the "Lease") is made effective this 1st day of January, 2005 ("Commencement Date") by and between Ritz Camera Centers, Inc., a Delaware corporation ("Landlord") and Ritz Interactive, Inc., a Delaware corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into and executed that certain Lease dated January 1, 2000 pursuant to which Tenant leases from Landlord space in Landlord's corporate offices and warehouses (the "Original Lease");

      WHEREAS, Landlord and Tenant now desire to amend and restate the terms of the Original Lease, all as more fully set forth herein.

      NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree that the Original Lease is amended and restated in its entirety to read as follows:

      1. DEMISED PREMISES. Landlord does hereby grant, demise and lease to Tenant, who does hereby take and lease from Landlord for the term hereinafter specified, the office and warehouse space in the amounts and locations described on Exhibit A attached hereto and made a part hereof (each such location listed on Exhibit A, an "Office/Warehouse Location" and, collectively, all such Office/Warehouse Locations, the "Demised Premises").

      2.    TERM.

            A. INITIAL TERM. The Term of this Lease shall commence on the Commencement Date and shall continue thereafter for a term of ten (10) Lease Years following the Commencement Date. The term "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and each successive twelve (12) month period thereafter during the Term. The word "Term" shall mean the Term of this Lease as described in this Paragraph 2.

            B. TERMINATION. Upon the happening of any of the following events Landlord may, prior to the end of the Term and upon ninety (90) days notice to Tenant, terminate this Lease, (1) to the Demised Premises in its entirety, upon dissolution of Tenant or upon termination of that certain Second Amended and Restated Agreement by and between Landlord and Tenant dated August 1, 2005, (2) as to a specific Office/Warehouse Location(s), in the event (i) Landlord loses its right to possession or ownership of the portion of the property/building in which such Office/Warehouse Location is located (including, but not limited to, a loss of Landlord's possessory rights resulting from Landlord's termination of the underlying lease for such property/building) or (ii) Landlord moves or ceases its operations in the portion of the property/building in which such Office/Warehouse Location is located, or (3) as to the Office/Warehouse Location located at 6711 Ritz Way, Beltsville, MD, in the event Landlord needs the space for its own use.

      3. RENT. Tenant covenants and agrees to pay annual rent to Landlord, in arrears, on or before ten (10) days after the last day of each Lease Year, at the office of Landlord or at such other place designated by Landlord, without any prior demand therefor, such rent being payable as follows:

            A. INITIAL LEASE YEAR. The annual rent for the first Lease Year of the Term (i.e., the Lease Year terminating as of December 31, 2005) shall be payable at the rates for each Office/Warehouse Location as set forth on Exhibit A attached hereto and incorporated herein by this reference. Tenant shall pay a late fee of One Hundred Dollars ($100.00) for the second and each subsequent rent payment in the Lease Year not received by Landlord by the tenth (10th) day after the last day of the subject Lease Year.

            B. SUBSEQUENT LEASE YEARS. The annual rent for each Office/Warehouse Locations for Lease Years after the first Lease Year shall be equal to an amount equal to the product of the annual rent for the immediately preceding Lease Year multiplied by a fraction, the numerator of which shall be the Index (as defined below) last published prior to the first month of the Lease Year in question and the denominator of which shall be the Index last published prior to the first month of the immediately preceding Lease Year. Notwithstanding the foregoing, in no event shall the annual increase be more than five percent (5%) from the previous Lease Year.

      The term "Index," as used herein, shall mean and refer to the Consumer Price Index published by the U.S. Department of Labor, Bureau of Labor Statistics, for the Washington - Baltimore metropolitan area, now known as the "Consumer Price Index for All Urban Consumers: All Items, Washington-Baltimore, (Index: November 1996=100)." In the event the Index shall be converted to a base year other than November 1996, then the Index shall be converted to the Consumer Price Index for which provision has been made. If the Consumer Price Index has been discontinued, the adjustment of Minimum Rent shall be made by using a generally accepted conversion substitution factor (selected by Landlord) that reasonably approximates the Index as above described.

      4. USE OF DEMISED PREMISES. The Tenant shall have the right to use the Demised Premises for general offices and distribution/warehouse, subject to the reasonable direction of Landlord. Tenant covenants for itself, its successors, heirs, and assigns that it will not use or permit or suffer the use of the Demised Premises in whole or in part for any purpose or use which will contravene any applicable laws, or governmental rules or regulations.

      5.    COMMON AREAS.

            A. TENANT'S RIGHT TO USE COMMON AREAS. During the Term, Tenant and its contractors, agents, employees, licensees, invitees and suppliers shall be entitled to the nonexclusive use, free of charge, but in common with others, of the automobile parking areas, the entrances and exits thereto and the driveways thereon, and the pedestrian walkways, restrooms and lunchrooms in the buildings of which the Demised Premises are a part (collectively called "common areas") for ingress and egress, parking of non-commercial vehicles, loading and unloading of commercial vehicles, deliveries, pickups and other services to the Demised Premises.

            B. MAINTENANCE OF COMMON AREAS. Landlord shall keep the common areas in repair.

      6. ASSIGNMENT AND SUBLETTING. Tenant may not sublet the Demised Premises or assign its rights under this Lease.

      7.    TENANT'S GENERAL COVENANTS. Tenant covenants and agrees:

            A. RENT. To pay all rent as and when the same shall become due and payable according to the terms hereof.

            B. TRASH. To keep the Demised Premises free of trash and dirt accumulations and to furnish adequate and proper receptacles for trash and garbage.

            C. MAINTENANCE AND REPAIRS. Except for the structural and other repairs required to be made by Landlord pursuant to Sections 5 and 8 hereunder and the matters required in order comply with laws to be performed by Landlord pursuant to Section 8 hereunder, Tenant shall keep the Demised Premises in good order and repair. At the termination of this Lease, or any extension or renewal thereof, Tenant shall surrender the Demised Premises in good condition, allowance being made for ordinary wear and tear and damage by fire, the elements or other casualty, or by act of God or by public enemy.

            D. INSURANCE. Tenant shall provide, at its sole expense, and keep in force during the Term for the benefit of Landlord and Tenant as insured parties, and the Landlord's landlord, if any, and its mortgagee, as their respective interests may appear, commercial general liability insurance in the amount of at least One Million Dollars ($1,000,000) for each occurrence and Two Million Dollars ($2,000,000) in the general aggregate for each of the Office/Warehouse Locations set forth on Exhibit A. The limitations shall be increased periodically over the Term as Landlord may from time to time require on the basis that prudent owners of comparable centers are requiring increased coverage. During the Term, Tenant, at its sole expense, shall provide and keep in force workers' and statutory employers' compensation insurance, in form and amounts required by law.

      During the Term, Tenant, at its sole cost and expense, shall maintain in full force and effect an insurance policy or policies, in a reputable company or companies licensed to do business in each state where the Demised Premises are located, providing protection against any peril included within the classification of "fire and extended coverage," covering all Tenant's trade fixtures, merchandise and other property in or about the Premises, and all alterations, additions, improvements and betterments made by or on behalf of Tenant for their full replacement cost. Such policy or policies of insurance shall name Landlord and its landlord as a loss payee.

      During any period of construction on the Premises by Tenant, Tenant, at Tenant's sole expense, shall provide Landlord with builders risk insurance insuring Landlord and its landlord, any mortgagee if requested by Landlord, and Tenant, written on a completed value basis in lieu of fire and extended coverage insurance. During the Term, Tenant shall require any contractor performing work on the Premises for Tenant to carry and maintain, at no expense to Landlord, a non-deductible: (a) commercial general liability insurance, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, of not less than One Million Dollars ($1,000,000.00) for each occurrence and Two Million Dollars ($2,000,000.00) in the general aggregate; and (b) worker's and statutory employers' compensation or similar insurance in form and amounts required by law.

      All insurance required hereunder shall be issued by an insurance company or companies rated in Best's Insurance Guide at least "A" as to general policyholder rating and at least Class XII as to financial strength. Tenant shall deliver to Landlord certificates evidencing the insurance required by this
Section 7, together with copies of the policies attached thereto and, with proof that the premiums thereon have been paid, at the beginning of the Term and thereafter not less than thirty (30) days prior to the expiration of any policy period. The insurance may not be canceled or amended without thirty (30) days' prior notice given to Landlord and at Landlord's request, to any mortgagees of the Premises. Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the insurance involved.

      Tenant's failure to procure any insurance and renewal policies of insurance required in this Lease, and to pay the premiums and renewal premiums on any such policies of insurance as they become due and payable, and to deliver all such certificates of insurance and renewals thereof or copies of policies to Landlord within the time hereinabove limited, shall constitute an Event of Default by Tenant under the terms of this Lease.

      Landlord and Tenant hereby waive the right to claim liability (by way of subrogation or otherwise) against the other party for any loss or damages to the extent of any insurance proceeds actually received plus the amount of any deductible under any such policy. Each party shall obtain a clause in each insurance policy required by this Lease stating that this waiver given prior to an occurrence giving rise to a loss will not invalidate the policy.

      8.    LANDLORD'S GENERAL COVENANTS.

            A. STRUCTURAL AND OTHER REPAIRS. During the Term, Landlord agrees to keep the structural portions of the Demised Premises (including, without limitation, the roof and roof supports, gutters, downspouts, foundation and structural supports, exterior and bearing walls, structural portion of the floors, the slab and chimneys) and common areas in good order and repair.

            B. COMPLIANCE WITH LAWS. Landlord shall promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and or regulations of county, municipal, state, federal and other applicable governmental authorities pertaining to the structural and exterior portions of the Demised Premises or to the common areas, including, but not limited to, the American With Disabilities Act of 1990 and any other law now or hereafter adopted which regulates the physical requirements of the building, including, but not limited to, such matters as access, rest room facilities, etc.

            C. INSURANCE ON BUILDINGS AND COMMON AREAS. At all times during the Term of the Lease and any extension or renewal thereof Landlord will insure in a responsible insurance company or companies qualified to do business in the states in which the Demised Premises are located, the buildings in which the Demised Premises are located and common areas against loss or damage by fire and smoke and vehicles, windstorm, hail, explosion, riot, civil commotion, aircraft to the extent now or hereafter covered under standard coverage in an amount or amounts equal to the actual cash value of the buildings in which the Demised Premises are located and common areas.

      9. QUIET ENJOYMENT. The Landlord covenants, warrants and represents that the Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein; and that the Tenant on paying the rent herein reserved and performing the covenants, and agreements hereof shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto, during the full Term of this Lease and any extensions thereof.

      10. SUBORDINATION AGREEMENT. The rights of Tenant shall be subordinate to any mortgage Landlord or its landlord, if any, shall place on the Demised Premises. This Lease shall without the execution of any further instruments be deemed subordinate to said mortgage, and Tenant agrees to execute and deliver to the holder of said mortgage any instrument of subordination reasonably requested by such mortgagee.

      11. FIXTURES AND EQUIPMENT. Tenant may, upon Landlord's prior approval, install any furniture, fixtures, equipment and machinery necessary to conduct its business and the same shall remain its property, and they may be removed before the expiration of the term. In the event any damage is done to the Demised Premises in the removal, Tenant will promptly repair the damage or reimburse Landlord for the cost of such repairs as are necessary to restore the Demised Premises to its original condition with ordinary wear and tear excepted. In the event of Tenant's failure to remove any furniture, fixtures, equipment and machinery within thirty (30) days after expiration of this term or any renewal thereof, Tenant shall be deemed to have abandoned the same and it shall become property of the Landlord.

      12. ALTERATIONS. The consent of Landlord shall be required for any additions, improvements, alterations and/or installations to any part of the Demised Premises. Any additions, improvements, alterations, and/or installations made by Tenant (except only movable warehouse and office furniture and fixtures) shall (a) become and remain a part of the building in which said improvements, alterations and/or installation are located, (b) remain Landlord's property upon the termination of Tenant's occupancy of said building and (c) comply with laws as provided in Section 8B. Tenant will save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord shall make such alterations as may be required in order to comply with laws as provided in Section 8B above at its sole cost and expense.

      13. INDEMNIFICATION OF PARTIES. Each party will indemnify the other and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by the other of the Demised Premises, the buildings or common areas or any part thereof, or occasioned wholly or in part by any act or omission of the other, its agents, employees, servant, lessees or concessionaires. In case a party (the "Indemnitee") shall, without fault on its part, be made a party to any litigation commenced by or against the other (the "Indemnitor") then the Indemnitor shall protect and hold the Indemnitee harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by the Indemnitee in connection with such litigation.

      14.   INTENTIONALLY DELETED.

      15. DESTRUCTION OF DEMISED PREMISES. If any portion of the property/building in which an Office/Warehouse Location is located is damaged by fire, the elements, accident or other casualty ("Casualty") and such Office/Warehouse Location is rendered untenable in whole or in part and such damage is not repairable or not repaired (including safe access to the Office/Warehouse Location) within one hundred eighty (180) days after the date of the Casualty, regardless of the reason for the delay, both Landlord and Tenant shall have up to thirty (30) days from the date of the Casualty (or thirty (30) days after the determination that such Office/Warehouse Location is not repaired or repairable within such period, if later) to notify the other party that it is exercising its option to terminate this Lease as to that portion of Demised Premises consisting of the Office/Warehouse Location in question. If this Lease is so terminated, the rent and all other charges payable by the Tenant pursuant to this Lease shall be abated from the date of the Casualty. If the Lease is not so terminated, Landlord shall promptly at its expense cause such damage to be repaired (excluding Tenant's personal property, trade fixtures and equipment), with a proportionate abatement of rent as to the portion of the Office/Warehouse Location rendered untenable (with an abatement of the entire rent if there is no safe access to the Office/Warehouse Location), from the date of such casualty until such Office/Warehouse Location is again rendered tenantable and safe access is restored to the Office/Warehouse Location in question.

      If the Casualty results from a cause not covered by Landlord's insurance or if the proceeds of Landlord's insurance are insufficient to restore the subject Office/Warehouse Location to its condition prior to the Casualty and/or Landlord does not fully restore the Office/Warehouse Location to substantially the same condition as prior to the Casualty, Tenant shall have up to thirty (30) days from the date Tenant learns that Landlord will not restore said Office/Warehouse Location to notify the Landlord that it is exercising its option to terminate this Lease as to that portion of Demised Premises consisting of the Office/Warehouse Location in question. If this option is exercised, the rent payable by the Tenant pursuant to the Lease shall be abated from the date of the notice. This right to partially terminate this Lease shall be in addition to and not a substitution for, any other right provided in this Lease to terminate all or a portion of this Lease as a result or by reason of the Casualty itself.

      16.   EMINENT DOMAIN.

            A. FULL CONDEMNATION. If all of the property/building in which an Office/Warehouse Location is located is condemned under the power of Eminent Domain, this Lease shall terminate as to such Office/Warehouse Location on the date title or possession vests in the condemning authority, whichever is first.

            B. PARTIAL CONDEMNATION. If part but not all of the property/building in which an Office/Warehouse Location is located is subject to Eminent Domain or condemnation proceedings, Landlord or Tenant shall have the option to terminate this Lease as to such Office/Warehouse Location. Landlord or Tenant shall have thirty (30) days from the date the party receives Notice of the exercise of Eminent Domain or condemnation of any portion or all of the property/building in which an Office/Warehouse Location is located to notify the other that it is exercising its option to terminate this Lease as provided above. If such Lease termination option is exercised, the rent shall abate from the date title vests in the condemning authority.

            C. AWARD. In the event of any condemnation of all or part of the property/building in which an Office/Warehouse Location is located, Tenant shall not be entitled to share in any part of the condemnation award (including consequential damages) for the taking of its leasehold estate or for its right to use any of the common areas. Tenant shall, however, be entitled to retain any separate award obtained from the condemning authority for moving expenses, loss of trade fixtures, and the loss of business to the extent compensable without diminution of Landlord's award.

      17.   DEFAULT OF TENANT.

            A. RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after receipt of written notice that same has not been paid, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been received by Tenant, or if Tenant shall become bankrupt or insolvent, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property and Tenant shall have been adjudicated to be bankrupt or insolvent, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then Landlord, in addition to other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            B. RIGHT TO RELET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorney's fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any Lease Year are less than that to be paid by Tenant hereunder during the same Lease Year, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, and reasonable attorney's fees, all of which amounts shall be immediately due and payable from Tenant to Landlord.

      18. DEFAULT OF LANDLORD. If Landlord defaults in any of its obligations hereunder, then Tenant, to the extent not otherwise recovered, shall be entitled to recover its reasonable attorneys fees and court costs incurred by reason of Landlord's default.

      19. HOLDING OVER. Any holding over after the expiration of the Term or any extension hereof, shall be construed to be a tenancy from month to month at double the rents in effect immediately prior to such holding over (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable.

      20. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord or payment thereof by Tenant, shall not be deemed to be a waiver of any preceding breach by the other of any term, covenant or condition of this Lease, regardless of either's knowledge of such preceding breach at the time of payment or acceptance of such rent. No breach of a covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, or Tenant unless such waiver be in writing by the party who is claimed to have waived the breach.

      21. PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person, firm, corporation or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons, firms or corporations and/or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by the law of the State in which the Demised Premises are located.

      22. RECORDING. This Lease shall not be recorded. If requested by Landlord, a short form or memorandum of this Lease referring to this Lease, including the names of the parties, the description of the Demised Premises, the Term, and such other provisions hereof as Landlord and Tenant shall mutually approve, shall be prepared at Landlord's expense, be executed by Landlord and Tenant, and, if Landlord further requests, be recorded among the Land Records for the County (or City, as appropriate) in which all or any portion of the Demised Premises is located, provided that Landlord shall pay all expenses of recording, including all transfer taxes and recordation taxes imposed upon the recording of such short form or memorandum of lease.

      23. BROKERAGE COMMISSION. Each party represents to the other that no broker was instrumental in the consummation of this Lease shall defend, indemnify, and save harmless the other from any claim for commissions or brokerage fees made by any real estate firm, salesman, or broker asserting that it dealt with the Landlord regarding this Lease.

      24. ARBITRATION. Whenever any dispute arises relating to the provisions of this Lease, the dispute shall be resolved by arbitration in the manner hereinafter set forth. Either party may, by written notice to the other, appoint an arbitrator. Thereupon, within fifteen
(15) days after the giving of the notice, the other party shall, by written notice to the other party, appoint another arbitrator, and in default of such second appointment the arbitrator first appointed shall appoint a second arbitrator. When any two arbitrators have been appointed as aforesaid, they shall agree upon a third arbitrator and appoint him by notice in writing, signed by both of them in triplicate, one of which triplicate notices shall be given to each party hereto. The three arbitrators then chosen shall arbitrate any such dispute, and the decision of the majority of such arbitrators shall be conclusive and binding upon the Landlord and upon the Tenant. The cost of the arbitration shall be borne equally by the Landlord and the Tenant.

      25. NOTICES. Every notice between the parties and any approval, consent or other communication authorized or required by this Lease shall not be effective unless such communication shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, or by overnight delivery service, or personally delivered with signed receipt, directed to (1) if to Landlord, at 6711 Ritz Way, Beltsville, Maryland 20705,
Attn: Wade R. Mayberry with a copy to Carole McFee Mendez, and (2) if to Tenant, 2010 Main Street, Suite 400, Irvine, CA 92614, Attn: Fred Lerner. Each notice, approval, consent or other communication shall be deemed to have been delivered and received on the date of delivery postmarked on the return receipt or on the date of the signed receipt, as the case may be; provided, however, that any notice by mail properly addressed but refused by addressee shall be deemed to have been delivered and received three (3) days after it is resent by first class mail. Either party shall have the right to change its address specified above by giving written notice to the other party in the manner specified herein.

      26. BENEFIT. This Lease and all of the covenants and provisions thereof shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

      27. REMEDIES. It is agreed that the mention of any specific right or remedy to either party herein shall not be construed to deprive such party of any right or remedy which such party might otherwise have.

      28. COMPLETE AGREEMENT. This written Lease contains the complete agreement of the parties with reference to the leasing of the Demised Premises. This Lease shall not be subject to amendment except in writing signed by the parties.

      29. HEADINGS. All headings in the margin of this Lease or preceding the text of the several paragraphs and subparagraphs are inserted solely for convenience of reference and none of them shall constitute a part of this Lease or affect its meaning, construction or effect.

      30. TIME OF THE ESSENCE. Time is of the essence with respect to the performance of the obligations of this Lease by the parties hereto.

      31. ESTOPPEL CERTIFICATES. Tenant shall, at any time and from time to time, on ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease continues unmodified and in full force and effect (or if there have been modifications, that this Lease continues in full force and effect as modified and stating the modifications), and the dates to which annual rent have been paid, and stating whether Landlord is in default in performing any covenant to this Lease, and, should Landlord be in default, specifying each and every such default, it being intended that any such statement delivered pursuant to this paragraph may be relied on by Landlord or any prospective purchaser or mortgagee of the fee or any assignee of any mortgagee of the fee of all or any portion of the Demised Premises. Tenant hereby grants Landlord a limited power of attorney to execute such statement in the name of Tenant if Tenant fails to furnish the same in compliance with this paragraph.

      32. ENTRY OF LANDLORD. Landlord may, without interference to Tenant's use of the Demised Premises, enter the Demised Premises:

            A. To inspect or protect the Demised Premises;

            B. To effect compliance with any law, order or regulation of any lawful authority;

            C. To make or supervise repairs, alterations or additions;

            D. To exhibit the Demised Premises to prospective tenants, purchasers or other persons; and

            E. To alter or otherwise prepare the Demised Premises for re-occupancy at any time after Tenant has vacated the Demised Premises. No authorized entry by Landlord shall constitute an eviction of Tenant or a deprivation of Tenant's rights, alter the obligation of Tenant, or create any right to Tenant adverse to Landlord's interests hereunder.

      33. HAZARDOUS SUBSTANCES. Tenant shall (a) not use, receive, sell, treat, store, and/or dispose of any Hazardous Materials (as defined below) in, on, above, under, about or at the Demised Premises or the common areas except
(i) in the ordinary course of Tenant's business, and (ii) in compliance with the Environmental Laws, herein defined, provided, however, Tenant shall not in any event use, receive, sell, treat, store or dispose of any Hazardous Materials which would cause the market value of the Demised Premises to depreciate; (b) not engage in any activity in, on, above, under, about or at the Demised Premises that will result in any Hazardous Materials Contamination (as defined below) to or from the Demised Premises or the common areas or would cause depreciation in the market value of the Demised Premises; (c) immediately notify Landlord upon learning that any of the above-described activities or events have taken place, with a complete description thereof; (d) immediately notify Landlord upon learning of any Hazardous Materials Contamination present in, on, under, about or emanating from the Demised Premises; (e) comply with all laws requiring the removal, treatment, remediation or disposal of any Hazardous Materials or any Hazardous Materials Contamination caused, in whole or in part, by Tenant from and after the Commencement Date (or, if applicable, from the time Tenant enters the Demised Premises), and provide Landlord with satisfactory evidence of such compliance; (f) provide Landlord, within thirty (30) days after Tenant gives the notice described in subparagraph (c) or (d) above, with a bond, letter of credit or similar financial assurance (i) evidencing to Landlord's satisfaction that the necessary funds are available to pay the cost of removing, treating, remediating and disposing any Hazardous Materials or any Hazardous Materials Contamination caused, in whole or in part, by Tenant (ii) discharging any lien which may be established on the Demised Premises as a result thereof; and (g) defend, indemnify and hold harmless Landlord and its mortgagee, if any, from any and all claims which may be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on the Demised Premises after the Commencement Date. The term "Hazardous Materials" means any substance, material, waste or related material which is defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials," or otherwise regulated now or subsequently, under any federal, state or local law, regulation or ordinance (the "Environmental Laws"). The term "Hazardous Materials Contamination" means the contamination of buildings, equipment, facilities, soil, water, ground water or air as a result of any Hazardous Materials at any time present at or emanating from the Demised Premises.

      34. LIENS. Tenant agrees that Tenant is solely liable for the payment of all its leasehold improvements. Tenant further agrees that it will not permit the lien of any contractor, subcontractor, mechanic, laborer, or materialman to be and remain a lien upon all or any portion of the Demised Premises or upon the right, title, or interest of Tenant created by this Lease, after the indebtedness secured by such lien shall have become due, unless the same is in the process of being actually contested in good faith on the part of Tenant.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

The parties hereto have executed this Lease effective as of the date first above written.

                              Ritz Camera Centers, Inc.,
                              a Delaware corporation

                              By: /s/ Wade R. Mayberry
                                  --------------------------
                              Name: Wade R. Mayberry
                              Title: President

                              Ritz Interactive, Inc.,
                              a Delaware corporation

                              By: /s/ Fred H. Lerner
                                  ---------------------------
                                  Fred H. Lerner, President

                                    EXHIBIT A

         Location               Use     Square Footage  Annual Rate PSF*
---------------------------  ---------  --------------  ----------------
       6711 Ritz Way           Office         572            $11.18
      Beltsville, MD

      1114 Park Lane         Warehouse        240            $ 5.60
        Denton, MD

  1401 NW Moundview Drive    Warehouse        240            $ 5.60
        Topeka, KS

2935 Shawnee Industrial Way  Warehouse        240            $ 5.60
     Shawnee, GA 30024

* For Lease Year January 1, 2005 - December 31, 2005. Thereafter, to be adjusted in accordance with the terms of Section 3B.

                                   Exhibit A-1